                                                       Exhibit 23.9



                          CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company (AIMCO) and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated (NHP) included therein, and to the incorporation by reference therein of our reports dated March 22, 1996 and March 8, 1997 with respect to the audits of Franklin Housing Associates and our reports dated March 13, 1996 and February 26, 1997 with respect to the audits of Franklin New York Avenue Associates for the years ended December 31, 1995, and 1996, respectively, in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.




                                                 /s/FISHBEIN & COMPANY, P.C.
                                                 ---------------------------
                                                    FISHBEIN & COMPANY, P.C.



Elkins Park, Pennsylvania
October 30, 1997